UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THQ INC.

(Name of Registrant as Specified In Its Charter)
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29903 Agoura Road Agoura Hills, California 91301

SUPPLEMENT DATED JUNE 13, 2012 TO
PROXY STATEMENT DATED JUNE 5, 2012

SPECIAL MEETING OF STOCKHOLDERS OF THQ INC.
TO BE HELD ON JUNE 29, 2012
On June 5, 2012, THQ Inc. (“THQ”) furnished or otherwise made available to its stockholders the proxy statement (the “Proxy Statement”) describing the matters to be voted upon at its Special Meeting of Stockholders to be held on June 29, 2012 at 11:30 a.m. at the Westlake Hyatt, 880 South Westlake Blvd., Westlake Village, California 91361 and at any adjournments or postponements thereof. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. This Supplement is first being furnished or otherwise made available to stockholders on or about June 13, 2012. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.
This Supplement amends the timing of when the Reverse Stock Split would be effective and replaces certain references in the Proxy Statement to the “NASDAQ Global Market” with the “NASDAQ Global Select Market.” This Supplement also explains in greater detail what is expected to occur if THQ does not regain compliance with the NASDAQ Global Select Market's $1.00 minimum bid requirement before July 23, 2012.

1.	The following sentence in the “General” section of the Proxy Statement:
“Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Certificate of Incorporation after the date stockholder approval for the amendment is obtained, with the exact ratio and timing to be determined in the sole discretion of the Board.”
is replaced with the following text:
“Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Certificate of Incorporation after the date stockholder approval for the amendment is obtained but before THQ's 2013 annual meeting of stockholders, with the exact ratio and timing within such timeframe to be determined in the sole discretion of the Board. If the Reverse Stock Split is not effectuated before THQ's 2013 annual meeting of stockholders, the Reverse Stock Split cannot be effectuated unless again approved by the stockholders.”

2.	The following sentence in the “Effective Date” section of the Proxy Statement:
“It is anticipated that the Reverse Stock Split will be effectuated on or about July 5, 2012.”
is replaced with the following text:
“It is anticipated that the Reverse Stock Split will be effectuated at any date and time before THQ's 2013 annual meeting of stockholders (unless the Board exercises its authority to abandon the Reverse Stock Split), with the exact date and time before such meeting to be determined by the Board in its sole discretion. If the Reverse Stock Split is not effectuated before THQ's 2013 annual meeting of stockholders, the Reverse Stock Split cannot be effectuated unless again approved by the stockholders. ”

3.	The following text in the “Rationale for the Reverse Stock Split” section of the Proxy Statement:

“On January 25, 2012, we received a notification letter from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement because the bid price for our common stock, over the prior 30 consecutive business days, closed below $1.00. In accordance with the rules of the NASDAQ Stock Market, we have until July 23, 2012 to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for our common stock must be at least $1.00 for a minimum of 10 consecutive business days. In the event that we do not regain compliance by

July 23, 2012, we may be eligible for additional time by filing a listing application to transfer our common stock to the Nasdaq Capital Market.”

is replaced with the following text:

“On January 25, 2012, we received a notification letter from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement because the bid price for our common stock, over the prior 30 consecutive business days, closed below $1.00. Nasdaq has requested that we regain compliance with the minimum bid requirement by July 23, 2012. To regain compliance with this requirement, the closing bid price for our common stock must be at least $1.00 for a minimum of 10 consecutive business days. If we do not regain compliance with the minimum bid requirement by July 23, 2012, as further described in a series of frequently asked questions and answers provided by NASDAQ on their website, the NASDAQ staff will issue a delisting letter, but at that time, we may request a hearing before a NASDAQ Listing Qualifications Panel, which will stay the delisting and allow our common stock to remain listed on the NASDAQ Global Select Market. The NASDAQ frequently asked questions and answers also state that: (i) these hearings are typically scheduled 30 to 45 days after they are requested, (ii) the hearing panel generally issues a written decision approximately 35 days after the hearing and (iii) the decisions that the hearing panel can render include granting THQ a conditional listing, which would allow us to remain listed on the NASDAQ Global Select Market and give us additional time to comply with the $1.00 minimum bid requirement, delisting our common stock and transferring our common stock to the NASDAQ Capital Market. Alternatively, if our common stock does not trade above $1.00 for the requisite amount of time prior to July 23, 2012, we can receive an additional 180 days to meet the $1.00 minimum bid requirement if we apply for and are approved to transfer our securities to the NASDAQ Capital Market and NASDAQ grants the additional 180 days.”

4.	The following text in the “Potential Advantages of the Reverse Stock Split - Maintain NASDAQ Global Market Listing” section of the Proxy Statement:

“While our stock price could trade above $1.00 on its own accord without engaging in the Reverse Stock Split, our Board believes that it is in our best interests and in the interests of our stockholders to seek approval of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split in order to increase the likelihood that we regain compliance by July 23, 2012, the end of our compliance period.”

is replaced with the following text:

“While our stock price could trade above $1.00 on its own accord without engaging in the Reverse Stock Split, our Board believes that it is in our best interests and in the interests of our stockholders to seek approval of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split in order to increase the likelihood that we regain compliance with the minimum bid price requirement before our stock is delisted from NASDAQ.”

5.	The following sentence in the “Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates” section of the Proxy Statement:
“Assuming that this proposal is approved by stockholders, it is anticipated that the amendment will be filed on or about July 5, 2012.”
is replaced with the following text:
“Assuming that this proposal is approved by stockholders and the Board does not exercise its discretion to abandon the Reverse Stock Split, it is anticipated that the amendment will be filed at any date and time before THQ's 2013 annual meeting of stockholders, with the exact date and time before such meeting determined by the Board in its sole discretion. If the Reverse Stock Split is not effectuated before THQ's 2013 annual meeting of stockholders, the Reverse Stock Split cannot be effectuated unless again approved by the stockholders. ”

6.	All references to the “NASDAQ Global Market” in the Proxy Statement are replaced with “NASDAQ Global Select Market.”

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders
to be Held on June 29, 2012
The Proxy Statement, including this Supplement is available on THQ's investor's website at
http://investor.thq.com and at the SEC's website at http://www.sec.gov.

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